UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 5, 2017

K2M GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36443	27-2977810
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
600 Hope Parkway, S.E.
Leesburg, Virginia 20175
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 777-3155

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section
13(a) of the Exchange Act. ☐

____________________________________________________________________________________________________

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2017, the Board of Directors (the “Board”) of K2M Group Holdings, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) which provides, in Article II, Section 2.06 of the Bylaws, that in an uncontested election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must tender his or her resignation to the Board. The Board shall decide, through a process managed by the Company’s Nominating and Corporate Governance Committee, whether to accept the resignation of the nominee at its next regularly scheduled Board meeting. The Board’s decision with respect to the resignation will be promptly disclosed in a public announcement. An election of directors is a “contested election” if the number of nominees exceeds the number of directors to be elected.

This description is qualified in its entirety by reference to the Bylaws filed herewith as Exhibit 3.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of K2M Group Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

K2M Group Holdings, Inc.
Date:	December 7, 2017	By:	/s/ GREGORY S. COLE
			Name:	Gregory S. Cole
			Title:	Chief Financial Officer